SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of
                   The Securities and Exchange Act of 1934

     Date of Report (Date of earliest event reported)  July 9, 1998


                          BIRMINGHAM UTILITIES, INC.
            (Exact name of registrant as specified in its charter)


     Connecticut              0-6028              06-0878647
    (State or other         (Commission         (I.R.S. Employer
    jurisdiction of         File Number)        Identification No.)
    Incorporation)


230 Beaver Street, Ansonia, CT                                 06401-0426
(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code (203)  735-1888


     (Former name or former address, if changed since last report)

Item 5.  Other Events.

     On July 9, 1998, Birmingham Utilities, Inc. ("the Company")announced that John S. Tomac, the Company's Chief Financial Officer has been elected to succeed Aldore J. Rivers as the Company's President, effective October 1, 1998. Mr. Tomac will also retain the title of Chief Financial Officer. Mr. Rivers on April 15, 1998 announced his retirement, effective at the end of business on September 30, 1998, in the Company's Annual Report to Shareholders.

     Mr. Tomac joined the Company in 1997 as Vice President and has been associated with the water industry for over 20 years. Previous to his employment at Birmingham Utilities, Inc. Mr. Tomac was employed by BHC Company since 1978.

     Mr. Tomac holds an M.B.A. in Finance from the University of New Haven and a B.S. Degree in Accounting from Central Connecticut State University.

     A resident of Stratford, Connecticut since 1979, Mr. Tomac is Chairman of the Rates and Revenue Committee and the New England Chapter of the National Association of Water Companies ("NAWC"). Mr. Tomac is also a member of the Small Water Company Committee of the NAWC as well as Treasurer and Past President of the Bridgeport Exchange Club.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BIRMINGHAM UTILITIES, INC.
                                        (Registrant)



Date: July 17, 1998                By   /s/ John S. Tomac
                                        John S. Tomac, President